UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 10, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced by Stereotaxis, Inc. (the “Company”), the Board appointed Michael P. Kaminski to serve as the Company’s President and Chief Executive Officer, effective January 1, 2009. Mr. Kaminski is currently the Company’s President and Chief Operating Officer.

In connection with the foregoing, Mr. Kaminski entered into an amendment to his employment agreement. As amended, the agreement provides that Mr. Kaminski will receive an annual base salary of $400,000 commencing January 1, 2009 and will be eligible to participate in a cash incentive bonus plan that will provide for a “Target Bonus” of an amount equal to 50% of, and a maximum of 100% of, his then-current base compensation, subject to achievement of Company objectives and performance goals established for him by the Board. Mr. Kaminski became entitled to receive 125,000 stock appreciation rights in connection with the execution and delivery of the amended agreement (which award was subsequently approved by the Board) and is eligible for future equity grants in 2009. If Mr. Kaminski’s employment is terminated by the Company without “cause”, or if, in the event of a “change of control” of the Company (in each case as defined in the amended agreement) under which the Company is not the surviving entity, Mr. Kaminski is not offered a comparable position and salary in the surviving entity following such change of control, he is entitled to receive salary continuance equal to his then current monthly base salary for the 24-month period following such without-cause termination or change of control, subject to compliance with any post-termination restrictions and covenants and execution of a release of the Company and its representatives from any and all claims that he may have against the Company. If Mr. Kaminski is reemployed by the Company or finds comparable employment during that 24-month period, such salary continuation payments will be offset by the amount of any salary from the Company or any new employer, as the case may be, commencing on such new employment. In addition, in the event of a without-cause termination, the number of Mr. Kaminski’s stock options, stock appreciation rights or other equity awards subject to vesting over the 12-month period following any such termination will automatically vest as of the termination date and will be exercisable for a period of one year thereafter. The amended agreement also contains confidentiality and non-competition provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: December 15, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer